Exhibit 5.1

Simpson Thacher & Bartlett llp
425 Lexington Avenue New York, NY 10011
telephone: +1-212-455-2000 facsimile: +1-212-455-2502
Direct Dial Number	E-mail Address

May 7, 2026
BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326

To the Addressee Stated Above:
We have acted as counsel to BorgWarner Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to 8,300,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be issued by the Company pursuant to the Amended and Restated BorgWarner Inc. 2023 Stock Incentive Plan (the “2023 Plan”).
We have examined the Registration Statement, the Restated Certificate of Incorporation of the Company and the 2023 Plan, each of which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the 2023 Plan, the Shares will be validly issued, fully paid and nonassessable.

NEW YORK	BEIJING	BOSTON	BRUSSELS	HONG KONG	HOUSTON	LONDON	LOS ANGELES	LUXEMBOURG	PALO ALTO	SÃO PAULO	TOKYO

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP